Exhibit 6(h)
FORM OF
SELLING DEALER AGREEMENT
(For Bank-Related Transactions)
 You _____________________________________ are registered as a broker-dealer under the Securities Exchange Act of 1934 and have executed a written agreement with a bank or bank affiliate to provide brokerage services to that bank, bank affiliate and/or their customers. As principal underwriter of the Fidelity Advisor Funds and the Fidelity Funds (the "Portfolios"), we (Fidelity Distributors Corporation) agree to sell to you shares of each of the Portfolios purchased by us as principal from the Portfolios for resale by you as principal to Bank Clients (as hereinafter defined) upon the following terms and conditions:
1. As used herein the following terms shall have the meaning hereinafter set forth (unless a different meaning is plainly required by the context):
 (a) "Bank" shall mean a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, or an affiliate of such a bank, with which you have entered into a written agreement to provide brokerage services; and "Bank Client" shall mean the customers of such a Bank.
 (b) "Fidelity Advisor Funds" shall mean the open-end investment companies, series, or (in the case of companies or series offering multiple classes of shares) classes of one or more of the foregoing, the shares of which from time to time shall be offered by us as principal underwriter to you hereunder and which are designated as such on Schedule A, as amended by us from time to time upon notice to you. This Agreement shall apply only to such companies, series, or classes so designated and only such companies, series or classes shall be considered to be Fidelity Advisor Funds.
 (c) "Fidelity Funds" shall mean the open-end investment companies, series or (in the case of companies or series offering multiple classes of shares) classes of one or more of the foregoing, the shares of which from time to time shall be offered by us as principal underwriter to you hereunder and which are designated as such on Schedule B, as amended by us from time to time upon notice to you. This Agreement shall apply only to such companies, series, or classes so designated and only such companies, series or classes shall be considered to be Fidelity Funds.
 (d) "Portfolio" shall mean any one of the Fidelity Advisor Funds or Fidelity Funds.

 (e) "Transfer Agent" shall mean (i) with respect to the Fidelity Advisor Funds, the person designated on Schedule C and appointed by you pursuant to paragraph 4 to provide the services described under such paragraph; and
(ii) with respect to the Fidelity Funds, the transfer agent of such Fidelity Fund.
2. (a) In all resales to the public of shares of the Portfolios sold to you by us (i) you shall sell at the applicable public offering price, giving effect, where applicable, to cumulative or quantity discounts or other purchase programs, plans or services as described in the then current prospectus of the Portfolio whose shares are being resold and you shall transmit payment for such shares in accordance with paragraph 3; (ii) you shall act as dealer; and (iii) your discount or concession, if any, with respect to the resale shall be as set forth in the applicable schedule of discounts or concessions issued by us and in effect at the time of the sale by us to you of such shares or as set forth in the then current prospectus. Such discount and concession schedules are subject to change or discontinuance by us or the Portfolios from time to time as set forth in paragraph 8 below.
 (b) In the case of a Portfolio which has adopted a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan"), we may elect from time to time to make distribution payments or service payments to you under such Plan. In the case of a Portfolio that has no currently effective Plan, we or Fidelity Management & Research Company may elect to make distribution payments or service payments to you from our own funds. Any such distribution payments or service payments shall be made in the amount and manner set forth in the applicable schedule of distribution payments or service payments issued by us and then in effect or as set forth in the then current prospectus. Such schedule of distribution payments or service payments may be changed or discontinued by us from time to time and shall be in effect with respect to a Portfolio which has a Plan only so long as such Portfolio's Plan remains in effect.
 (c) Discounts or concessions under paragraph 2(a) and distribution payments or service payments under paragraph 2(b), shall apply only with respect to (i) those shares of the Fidelity Funds purchased or maintained for the account of Bank Clients; and (ii) shares of the Fidelity Advisor Funds. Anything to the contrary notwithstanding, neither we nor any Portfolio shall provide to you, nor shall you retain, discounts or concessions on the resale of shares of, or distribution payments or service payments with respect to assets of, the Fidelity Funds attributable to you or any of your clients, other than Bank Clients. In placing a purchase, sale, transfer or redemption order in shares of the Fidelity Funds with us, you shall identify the Bank on behalf of whose Clients you are placing the order; and you shall identify as a non-Bank Client Order, any purchase, sale, transfer or redemption order in shares of the Fidelity Funds placed for the account of a non-Bank Client.
3. The placing of orders with us shall be governed by instructions which we shall issue from time to time. Payment for shares shall be made in New York or Boston Clearing House funds in accordance with such instructions, but in no event to be received by us later than five business days (as defined in the Portfolio's current prospectus) after our acceptance of the order. If such payment is not received by us, we reserve the right, without notice, forthwith to cancel the sale or, at our option, to sell the shares ordered back to the issuing Portfolio, in which latter case we may hold you responsible for any loss, including loss of profit, suffered by us as a result of your failure to make payment as aforesaid.
4. (a) The Fidelity Advisor Funds offer you the option of transacting business with such funds either through the fund's own transfer agent or through a third party record keeper. You may designate your selection with respect to the Fidelity Advisor Funds on Schedule C.
 (b) You designate the Transfer Agent for each Portfolio to execute your customers' purchase, sale, transfer, or redemption orders ("Transactions") in Portfolio shares sold to you by us in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each such Transaction to your customers on your behalf on a fully disclosed basis, and at the time of the Transaction, you guarantee the legal capacity of your customers and any co-owners of such shares so transacting in such shares.
 (c) You may instruct the Transfer Agent to register shares purchased in your name and account as nominee for your customers, in which event all prospectuses, proxy statements, periodic reports and other printed material will be sent to you and all confirmations and other communications to shareholders will be transmitted to you. You shall be responsible for forwarding such printed material, confirmations and communications, or the information contained therein, to all customers for whom you hold such shares as nominee. However, we or the Transfer Agent on behalf of itself or the Portfolios shall be responsible for the costs associated with your forwarding such printed material, confirmations and communications and shall reimburse you in full for such costs. You shall also be responsible for complying with all reporting and tax withholding requirements with respect to the customers for whose account you are holding any shares as nominee. With respect to customers other than such customers, you shall provide us with all information (including, without limitation, certification of taxpayer identification numbers and back-up withholding instructions) necessary or appropriate for us to comply with legal and regulatory reporting requirements.
 (d) You shall be responsible for determining, in accordance with the then current prospectus, whether, and the extent to which, a contingent deferred sales charge is applicable to a purchase of shares from a customer for whose account you are holding such shares as nominee; and you agree to present immediately to us any contingent deferred sales charge to which such purchase was subject. You hereby represent that if you hold shares subject to such a charge, you have the capability to track and account for such charge; and we reserve the right, at our discretion, to verify that capability through inspection of your tracking and accounting system or otherwise.
5. Upon request, we will furnish you with a reasonable number of copies of the then current prospectus and statement of additional information of each of the Portfolios and the printed information referred to in paragraph 7 below issued as supplements thereto.
6. (a) You represent that you are and will remain a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and agree to abide by all of its rules and regulations including its Rules of Fair Practice (reference is hereby specifically made to Section 26, Article III, of the Rules of Fair Practice of the NASD, which is incorporated herein as if set forth in full). The termination of your membership in the NASD or any violation of said Section 26 will immediately and automatically terminate this Agreement.
 (b) We shall not purchase Portfolio shares from the Portfolio except for the purpose of covering purchase orders already received by us, and you shall not purchase Portfolio shares from us, other than for investment, except for the purpose of covering purchase orders already received by you.
 (c) You shall not withhold placing customers' orders for Portfolio shares so as to profit yourself as a result of such withholding, e.g., by virtue of a change in the Portfolio's net asset value per share from that used in determining the offering price to your customers.
 (d) We shall not accept a conditional order for Portfolio shares on any basis other than at a definite specified price.
 (e) If, within seven business days after confirmation by us of your original purchase order for shares of a Portfolio, such shares are repurchased by the issuing Portfolio or by us for the account of such Portfolio or are tendered for redemption by the customer, (i) you shall forthwith refund to us the full discount retained by, or concession paid to, you on the original sale pursuant to paragraph 2(a) above and any distribution payments or service payments made to you pursuant to paragraph 2(b) above and (ii) we shall, as applicable, forthwith pay to such Portfolio our share of the sales charge on the original sale by us and shall also pay such Portfolio the refund received under clause (i) when we receive it. You shall refund to the Portfolio immediately upon receipt the amount of any dividends or distributions paid to you as nominee for your customers with respect to Portfolio shares so redeemed or repurchased to the extent that the proceeds of such redemption or repurchase may include the dividends or distributions payable on such shares. You shall be notified by us of such repurchase or redemption within ten days of such repurchase or redemption.
 (f) In the event any adjustment in the discount retained by, or concession paid to, you on any sale under paragraph 2(a) or in the distribution payments or service payments made to you under paragraph 2(b) shall result in an overpayment by us of such discount, concession or payment, you shall forthwith remit to us such overpayment. The term "adjustment" as used in the preceding sentence shall not include any changes in amounts paid to, retained by, or due you caused by a change in, or discontinuance of, such discounts, concessions, distribution payments or service payments (as provided under paragraphs 2(a), 2(b) and 8) prior to the effective date of such change or discontinuance of such discounts, concessions, distribution payments or service payments. You acknowledge that the foregoing shall in no way limit our right to change or discontinue such discounts, concessions, distribution payments or service payments as provided in paragraphs 2 and 8 hereof, and that, after the effective date of a change in, or discontinuance by us of the discount or concession schedules or distribution payments or service payments or the termination of any Plan, any such discounts or concessions under paragraph 2(a) or distribution payments or service payments under paragraph 2(b) shall be in amounts and made in accordance with such change, discontinuation or termination.
 (g) Neither we nor you shall, as principal, purchase Portfolio shares from a record holder at a price lower than the bid price (net asset value less any applicable contingent deferred sales charge) next quoted by or for the issuing Portfolio.
7. (a) In all sales of Portfolio shares to the public you shall act as a dealer for your own account and in no transaction shall you have any authority to act or hold yourself out as agent for us, or any Portfolio, and nothing in this Agreement, including the use of the words "discount," "concession" or "payment," shall cause you to be our partner, employee, or agent or give you any authority to act for us or for any Portfolio.
Neither we nor any Portfolio shall be liable for any of your acts or obligations as a dealer under this Agreement.
 (b) No person is authorized to make any representations concerning Portfolio shares except those contained in such Portfolio's then current prospectus and statement of additional information and in such printed information subsequently issued to you by us or by the Portfolios as a supplement to such prospectus and statement of additional information. In buying shares from us or selling shares to us hereunder, you shall rely solely on the representations contained in the appropriate prospectus and statement of additional information and in the supplemental information referred to in the preceding sentence. We or the Portfolio shall bear the expense of qualifying Portfolio shares under the securities laws of the various states. Any printed information which we shall furnish you (other than the Portfolios' prospectuses, statements of additional information, periodic reports and supplemental information) is our sole responsibility and not the responsibility of the respective Portfolios. You agree that the Portfolios shall have no liability or responsibility to you with respect to any such printed information. No sales literature or advertising material (including material disseminated through radio, television or other electronic media) concerning Portfolio shares, other than such printed information, shall be used by you in connection with the offer or sale of Portfolio shares without obtaining our prior written approval. You shall not distribute or make available to investors any printed information furnished by us which is marked "FOR DEALER USE ONLY" or which otherwise indicates that it is confidential or not intended to be distributed to investors.
 (c) You will comply with all applicable state and federal laws and with the rules and regulations of authorized regulatory agencies thereunder.
You will not offer shares of any Portfolio for sale unless such shares are duly registered under the applicable state and federal statutes and the rules and regulations thereunder.
8. All orders are subject to acceptance or rejection by us. We reserve the right in our discretion, without notice, to suspend sales or to withdraw the offering of Portfolio shares, in whole or in part, or to make a limited offering of Portfolio shares. This Agreement, with respect to any Plan as defined under paragraph 2(b) hereof, shall continue in force for one year from the effective date, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically subject to termination without penalty at any time if a majority of a Portfolio's Trustees who are not interested persons of the Portfolio, as defined in the Investment Company Act of 1940, or a majority of the outstanding shares of the Portfolio or class thereof, as applicable, vote to terminate or not to continue such Plan. Either of us may cancel this Agreement upon telephonic or written notice to the other. Upon telephonic or written notice to you, we may also change or amend any provision of this Agreement. Upon telephonic or written notice to you, we or any Portfolio may change, amend or discontinue any schedule or schedules of discounts, concessions, distribution payments or service payments issued by us from time to time and may issue a new or replacement schedule or schedules of discounts, concessions, distribution payments or service payments from time to time. You hereby agree that you shall have no vested interest in any type, amount or rate of discount, concession, distribution payment or service payment and that you shall have no claim against us or any Portfolio by virtue of any change or diminution in the rate or amount of, or discontinuance of, any discount, concession, distribution payment or service payment in connection with the shares of any Portfolio.
9. You agree, in connection with any Portfolio(s) that offer multiple classes of shares, (i) to comply with our policies regarding the sale of classes of shares as provided to you from time to time, and (ii) to disclose to investors that are eligible to purchase the other class(es) of such Portfolio(s) (as set forth in the prospectus of the applicable Portfolio) the availability of such other class(es).
10. Failure of either party to terminate this Agreement upon the occurrence of any event set forth in this Agreement as a cause for termination shall not constitute a waiver of the right to terminate this Agreement at a later time on account of such occurrence.
11. In the event of a dispute, such dispute shall be settled by arbitration before arbitrators sitting in Boston, Massachusetts in accordance with the commercial rules then in effect at the National Association of Securities Dealers, Inc. The arbitrators shall act by majority decision, and their award may allocate attorneys' fees and arbitration costs between the parties; such award shall be final and binding between the parties and judgment thereon may be entered in any court of competent jurisdiction.
12. All communications to us should be sent to us at our offices, 82 Devonshire Street, Mail Zone L12C, Boston, Massachusetts 02109, Attn: Bank Wholesale Market. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below. This Agreement shall become binding as of the date when it is accepted and dated below by us. This Agreement will terminate automatically in the event of its assignment, as defined in the Investment Company Act of 1940. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

13. This Agreement supersedes and cancels all previous agreements between us, whether oral or written.
    Very truly yours,
    FIDELITY DISTRIBUTORS
    CORPORATION
    FIDELITY DISTRIBUTORS
    CORPORATION
Please return two copies of this Agreement to Fidelity Distributors Corporation. Upon acceptance, one countersigned copy will be returned to you for your files.
By ___________________________________________________
 Authorized Representative
_______________________________________________________
Name and Title (please print or type)
_______________________________________________________
Name of Firm
Address: _______________________________________________
_______________________________________________________
_______________________________________________________
CRD # _________________________________________________
ACCEPTED AND AGREED:
FIDELITY DISTRIBUTORS CORPORATION
By ____________________________________________________
Dated: ____________________________

[Attach Schedule A to Bank-Related Selling Dealer Agreement]

[Attach Schedule B to Bank-Related Selling Dealer Agreement]

Schedule C to Bank-Related Selling Dealer Agreement
PURSUANT TO PARAGRAPH 4 OF THE BANK-RELATED SELLING DEALER AGREEMENT:
[ ] Boston Financial Data Services, Inc.
[ ] Fidelity Investments Institutional Operations Company
IS HEREBY APPOINTED TO EXECUTE PURCHASE, SALE, TRANSFER, OR REDEMPTION TRANSACTIONS IN SHARES OF THE FIDELITY ADVISOR FUNDS.